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                                                               EXHIBIT 99.1(B)
                         ANNUAL CERTIFICATEHOLDERS' STATEMENT

                              J. C. PENNEY COMPANY, INC.
                       _______________________________________

                            JCP MASTER CREDIT CARD TRUST
                       _______________________________________

                           9.625% ASSET BACKED CERTIFICATES
                                       SERIES C
                                 CUSIP NO. 466115AC6

          Under Section 5.2 of the Master Pooling and Servicing Agreement dated as of September 5, 1988, as amended by Amendment No. 1 dated October 15, 1997, and as supplemented by the Series C Supplement dated as of April 9, 1990, as amended by Amendment No. 1 dated October 15, 1997, (as amended and supplemented, the "Pooling and Servicing Agreement") by and between JCP Receivables, Inc., J. C. Penney Company, Inc. ("JCPenney"), as Servicer and The Fuji Bank and Trust Company (the "Trustee"), JCPenney is required to prepare certain information for each Series in aggregate for the year regarding current distributions to Certificateholders of such Series and the performance of the JCP Master Credit Card Trust (the "Trust") during the previous year. The information which is required to be prepared with respect to the performance of the Trust during the year of 1998, (January 1, 1998 through December 31, 1998) is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate of this Series (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

     A.   Information Regarding the Aggregate Annual Distributions
          ________________________________________________________
          (Stated on the Basis of $1,000 Original Certificate Principal
          _____________________________________________________________
          Amount) for this Series.
          ________________________

          1.   The total amount of the distribution to
               Certificateholders per $1,000 original
               Certificate Principal amount..............   $         96.26

          2.   The amount of the distribution set
               forth in paragraph 1 above allocable to
               Certificate Principal, per $1,000
               original Certificate Principal
               amount....................................   $          0.00

          3.   The amount of the distribution set forth
               in paragraph 1 above allocable to
               Certificate Interest, per $1,000
               original Certificate Principal
               amount....................................   $        96.26

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     B.   Information Regarding the Funding Accounts (Stated
          __________________________________________________
          on the Basis of $1,000 Original Certificate
          ___________________________________________
          Principal Amount) for this Series.
          __________________________________

          1.   The total amount on deposit in the
               Principal Funding Account allocable to
               Certificate Principal per $1,000
               original Certificate Principal amount.....   $     1,000.00

          2.   The total amount on deposit in the
               Interest Funding Account allocable to
               Certificate Interest, per $1,000
               original Certificate amount...............   $         0.86

     C.   Information Regarding the Performance of the Trust.
          ___________________________________________________

          1.   Collection of Principal Receivables
               ___________________________________

               (a)  The aggregate amount of Collections of
                    Principal Receivables processed which
                    were allocated in respect of the
                    Certificates of this Series.........    $  331,021,976

               (b)  The Discounted Percentage in respect
                    of the Collections of Principal
                    Receivables set forth in paragraph
                    1.(a) above.........................               0.50%

               (c)  The net amount of Collections of
                    Principal Receivables processed which
                    were allocated in respect of the
                    Certificates of this Series.........    $  330,667,383

          2.   Collection of Finance Charge Receivables
               ________________________________________

               (a)  The aggregate amount of Collections
                    of Finance Charge Receivables
                    processed which were allocated in
                    respect of the Certificates of this
                    Series.....................             $   31,769,877

               (b)  The aggregate amount of Discount
                    Option Receivable Collections which
                    were allocated in respect of the
                    Certificates of this Series.........    $      354,594

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               (c)  The aggregate amount of Collections
                    of Finance Charge Receivables
                    processed in respect of the
                    Certificates of other Series which
                    were allocated in respect of the
                    Certificates of this Series........     $          0.00

               (d)  The net amount of Collections of
                    Finance Charge Receivables which
                    were allocated in respect of the
                    Certificates of this Series.........    $    32,124,471

          3.   Net Recoveries
               ______________

               The aggregate amount of Net Recoveries
               which were allocated in respect of the
               Certificates of this Series...............   $          0.00

          4.   Principal Receivables in the Trust
               __________________________________

               (a)  The aggregate amount of Principal
                    Receivables in the Trust as of the
                    end of the day on the last day of
                    1998 (which reflects the
                    Principal Receivables represented
                    by the JCPR Amount and by the
                    Aggregate Investor Amount)..........    $ 1,736,017,779

               (b)  The amount of Principal Receivables
                    in the Trust represented by the
                    Aggregate Investor Amount as of
                    the end of the day on the last day
                    of 1998.............................    $ 1,142,682,926

               (c)  The Aggregate Investor Amount set
                    forth in paragraph 4(b) above as a
                    percentage of the aggregate amount
                    of Principal Receivables set forth
                    in paragraph 4(a) above as of the
                    end of the day on the last day
                    of 1998............................              65.82%

               (d)  The Aggregate Investor Amount for
                    this Series as a percentage of the
                    aggregate amount of Principal
                    Receivables in the Trust as set
                    forth in paragraph 4(a) above as of
                    the end of the day on the last day
                    of 1998.............................               0.00%

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     5.   Delinquent Balances
          ___________________

               The aggregate amount of outstanding
               balances in the Accounts in the Trust
               which were delinquent as of the end of
               the day on the last day of 1998:

                                                                 Aggregate
                                                                  Account
                                                                  Balance
                                                                  _______

               (a)     1 month:............................ $    49,468,450
               (b)     2 months:...........................      20,643,735
               (c)     3 months:...........................      14,926,527
               (d)     4 months:...........................      11,856,475
               (e)     5 months:...........................             341
               (f)     6 or more months:...................               0

                                                   Total:   $    96,895,528

          6.   Investor Default Amount
               _______________________

               The aggregate amount of the Investor
               Default Amount which was allocated in
               respect of the Certificates of this
               Series for 1998...........................   $    11,733,248

          7.   Investor Charge Offs;
               _____________________
               Reimbursement of Charge Offs
               ____________________________

               (a)  The aggregate amount of Investor
                    Charge Offs which was allocated
                    in respect of the Certificates of
                    this Series for 1998................    $          0.00

               (b)  The amount of the Investor Charge
                    Offs set forth in paragraph 7(a)
                    above, per $1,000 original
                    Certificate Principal amount
                    (which will have the effect of
                    reducing pro rata, the amount of
                             ________
                    each Certificateholder's
                    investment) allocated to this
                    Series for 1998.....................    $          0.00

               (c)  The aggregate amount reimbursed
                    to the Trust in 1998 from drawings
                    under the Letter of Credit in respect
                    of Investor Charge Offs in prior
                    months.........                         $          0.00

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               (d)  The amount set forth in paragraph
                    7(c) above, per $1,000 original
                    Certificate Principal amount
                    (which will have the effect of
                    increasing, pro rata, the amount
                                ________
                    of each Certificateholder's
                    investment) allocated to this
                    Series..............................    $          0.00

          8.   Investor Annual Servicing Fee
               ______________________________

               The aggregate amount of the Investor Monthly
               Servicing Fee for this Series for
               1998 payable by the Trust to the Servicer
               .........................................    $     1,165,276

          9.   Investor Annual Facility Fee
               _____________________________

               The aggregate amount of the Investor Monthly
               Facility Fee for this Series for the
               1998 payable by the Trust to JCPR........    $     1,942,122

          10.  Available L/C Amount
               ____________________

               The Available L/C Amount as of the
               close of business on the last day of
               1998 for this Series.....................    $    18,750,000

     D.   The Pool Factor.
          ________________

               The Pool Factor (which represents the
               ratio of the Adjusted Investor Amount
               for this Series as of the end of the
               last day of 1998 to the
               applicable Initial Investor Amount).
               (The amount of a Certificateholder's
               pro rata share of the Investor Amount
               ________
               can be determined by multiplying the
               original denomination of the Holder's
               Certificate by the Pool Factor)...........         0.0000000


                             J. C. PENNEY COMPANY, INC.,
                                     as Servicer

                              By:     /s/ M. Rich
                               _______________________
                               Title: Credit Controller

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